Exhibit 21.1

Subsidiaries of the Registrant

The following are the subsidiaries of the Registrant:

1.	DLP Capital LLC (Delaware)
2.	MPB Capital LLC (Delaware)
3.	DLP Par Participações S.A. (Brazil)
4.	Stone Pagamentos S.A. (Subsidiary of DLP Pagamentos Brasil S.A.) (Brazil)
5.	MNLT Soluções de Pagamento S.A. (Subsidiary of Stone Pagamentos S.A.) (Brazil)
6.	Linked Gourmet Soluções para Restaurantes S.A. (Subsidiary of Stone Pagamentos S.A.) (Brazil)
7.	PCMA Processamento de Pagamentos Ltda. (Subsidiary of Stone Pagamentos S.A.) (Brazil)
8.	Pagar.me Pagamentos S.A. (Subsidiary of DLP Pagamentos Brasil S.A.) (Brazil)
9.	Buy4 Processamento de Pagamentos S.A. (Subsidiary of DLP Pagamentos Brasil S.A.) (Brazil)
10.	Buy4 Sub LLC (Subsidiary of Buy4 Processamento de Pagamentos S.A.) (Texas)
11.	Cappta S.A. (Subsidiary of DLP Pagamentos Brasil S.A.) (Brazil)
12.	Mundipagg Tecnologia em Pagamento S.A. (Subsidiary of DLP Pagamentos Brasil S.A.) (Brazil)
13.	Equals S.A. (Subsidiary of DLP Pagamentos Brasil S.A.) (Brazil)
14.	Stone Franchising Ltda. (Subsidiary of DLP Pagamentos Brasil S.A.) (Brazil)
15.	TAG Tecnologia para o Sistema Financeiro S.A. (Subsidiary of DLP Pagamentos Brasil S.A.) (Brazil)
16.	TAPSO FIDC Não-Padronizados (Subsidiary of DLP Pagamentos Brasil S.A.) (Brazil)
17.	FIDC AR1 (Subsidiary of DLP Pagamentos Brasil S.A.) (Brazil)
18.	FIDC AR2 (Subsidiary of DLP Pagamentos Brasil S.A.) (Brazil)